Exhibit 99.1

419 WEST PIKE STREET    •    P.O. BOX 629    •    JACKSON CENTER, OHIO 45334-0629
PHONE 937-596-6849    •    FAX 937-596-6539
N E W S   R E L E A S E

Date:	March 1, 2005
Contact:	Wade F. B. Thompson or Peter B. Orthwein

THOR REPORTS RECORD E.P.S., NET INCOME, SALES IN QUARTER, SIX MONTHS;
ANNOUNCES RECORD RECREATION VEHICLE ORDER.

Thor Industries, Inc. (NYSE:THO), the largest manufacturer of recreation vehicles and the largest builder of mid-size buses, announced today record results for the second quarter and six months ended January 31, 2005.

Net income for the quarter was a record $20,638,000, up 18% from $17,520,000 last year. E.P.S. for the quarter were 36¢, up 16% from last year’s 31¢. Sales for the quarter were $537,041,000, up 26% from $426,479,000 last year.

Net income for the six months was $55,711,000, up 35% from $41,224,000 last year. E.P.S. for the six months were 98¢, up 36% from 72¢ last year. Sales for the six months were $1,169,767,000, up 28% from $916,907,000 last year. Results include CrossRoads RV since acquisition on November 1, 2004.

RV income before tax in the quarter was $33,584,000, up 35% from $24,881,000 last year and was $89,179,000 in the six months, up 43% from $62,426,000 last year. RV sales in the quarter were $479,027,000, up 28% from $374,222,000 last year and were $1,061,323,000 in the six months, up 31% from $807,194,000 last year. Bus income before tax in the quarter was $1,343,000, down 61% from $3,419,000 last year and was $2,468,000 in the six months, down 60% from $6,151,000 last year. Bus sales were $58,014,000 in the quarter, up 11% from $52,257,000 last year and were $108,444,000 in the six months, down 1% from $109,713,000 last year. Corporate costs were $2,018,000 in the quarter versus $874,000 last year and were $2,722,000 in the six months versus $2,070,000 last year. Corporate costs in the three and six months of last year were reduced by a $1,814,000 gain on sale of equity securities.

Thor received an order from Cruise America, the largest renter of recreation vehicles, for motor homes valued at approximately $59,000,000. Last year, Cruise America purchased motor homes with a sales value of approximately $48,000,000.

Thor’s regular quarterly dividend of 3¢ per share will be paid on April 1, 2005 to stockholders of record on March 18, 2005.

This release includes “forward looking statements” that involve uncertainties and risks. There can be no assurance that actual results will not differ from the Company’s expectations. Factors which could cause materially different results include, among others, the success of new product introductions, the pace of acquisitions and cost structure improvements, competitive and general economic conditions, and the other risks set forth in the Company’s filings with the Securities and Exchange Commission.

THOR INDUSTRIES, INC.
STATEMENT OF INCOME FOR THE 3 AND 6 MONTHS ENDED JANUARY 31, 2005 and 2004
$000 except per share — unaudited

	3 MONTHS ENDED JANUARY 31				6 MONTHS ENDED JANUARY 31
	2005	%	2004	%	2005	%	2004	%
Net sales	$537,041		$426,479		$1,169,767		$916,907
Gross profit	$67,832	12.6%	$53,335	12.5%	$158,606	13.6%	$119,543	13.0%
Selling, general and administrative	$35,493	6.6%	$28,526	6.7%	$71,572	6.1%	$56,541	6.2
Amortization of intangibles	$269	.1%	$202	—	$471	—	$396	—
Gain on equity securities	—	—	$1,814	.4%	—	—	$1,814	.2%
Interest income (net)	$474	.1%	$380	.1%	$1,236	.1%	$810	.1%
Other income	$365	.1%	$625	.1%	$1,126	.1%	$1,277	.1%

Income before taxes	$32,909	6.1%	$27,426	6.4%	$88,925	7.6%	$66,507	7.3%
Taxes	$12,271	2.3%	$9,906	2.3%	$33,214	2.8%	$25,283	2.8%

Net income	$20,638	3.8%	$17,520	4.1%	$55,711	4.8%	$41,224	4.5%

E.P.S. — basic	$.36		$.31		$.98		$.72
E.P.S. — diluted	$.36		$.30		$.97		$.71
Avg. common shares outstanding-basic	56,712,923		57,327,356		56,834,930		57,276,091
Avg. common shares outstanding-diluted	57,141,714		57,701,234		57,210,661		57,668,857

SUMMARY BALANCE SHEETS — JANUARY 31 ($000) (unaudited)

	2005	2004		2005	2004
Cash and equivalents	$70,122	$42,338	Current liabilities	$213,416	$183,860
Investments, short term	14,174	43,572	Other liabilities	10,517	7,196
Accounts receivable	165,187	134,854	Stockholders’ equity	557,037	455,751
Inventories	194,225	156,411
Deferred income tax and other	20,612	16,774

Total current assets	464,320	393,949
Fixed assets	128,842	86,501
Investments — joint ventures	2,342	2,433
Goodwill	161,389	140,857
Other assets	24,077	23,067

Total	$780,970	$646,807		$780,970	$646,807